UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GCI LIBERTY, INC.

(Exact name of registrant as specified in its charter)

Nevada	36-5128842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Subscription Rights to Purchase Shares of Series C GCI Group Common Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-291286

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the transferable subscription rights to purchase shares of Series C GCI Group Common Stock (the “Series C GCI Group Rights”) of GCI Liberty, Inc. (the “Registrant”), each of which entitle the holder thereof to purchase one share of Series C GCI Group Common Stock, $0.01 par value, of the Registrant. The Registrant has applied to list the Series C GCI Group Rights on the Nasdaq Global Select Market under the symbol “GLIBR.”

Reference is made to the Registrant’s Registration Statement on Form S-1 (File No. 333-291286), which was filed with the Securities and Exchange Commission on November 5, 2025 and is expected to become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 as of November 24, 2025, including the prospectus contained therein (the “S-1”). The description of the Series C GCI Group Rights as contained under the caption “The Rights Offering” in the S-1 is hereby incorporated by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of GCI Liberty, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 15, 2025 (File No. 001-42742)).
3.2	Amended and Restated Bylaws of GCI Liberty, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on July 15, 2025 (File No. 001-42742)).
4.1	Specimen Certificate for Series C GCI Group Common Stock Subscription Rights of the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 filed on November 5, 2025 (File No. 333-291286)).
4.2	Instructions for use of Series C GCI Group Common Stock Subscription Right Certificates of the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on S-1 filed on November 5, 2025 (File No. 333-291286)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GCI LIBERTY, INC.

Date: November 24, 2025	By:	/s/ Brittany A. Uthoff
	Name:	Brittany A. Uthoff
	Title:	Vice President and Assistant Secretary